EXHIBIT 16.1

May 20, 2015

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Commissioners:

We have read the statements made by IDI, Inc. (f/k/a Tiger Media, Inc.) under Item 4.01 of its Form 8-K dated May 20, 2015. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of IDI, Inc. (f/k/a Tiger Media, Inc.) contained therein.

Very truly yours,

/s/Marcum Bernstein & Pinchuk LLP

Marcum Bernstein & Pinchuk LLP